EXHIBIT S.5

POWER OF ATTORNEY

I, the undersigned Director of Millennium Acquisition Company Inc. (the “Fund”), hereby severally constitute and appoint each of F. Jacob Cherian and Suhel Kanuga, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacities indicated below, any Registration Statement of the Fund on Form N-2, any and all supplements or other instruments in connection therewith, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

/s/ Thomas Mathew Thomas Mathew	2/24/08 Date